DECENTRALIZED CRYPTO FINANCIAL, INC.
Common Stock Subscription Agreement


      The securities offered hereby are highly speculative. Investing in Shares of DECENTRALIZED CRYPTO FINANCIAL, INC. (?DeCryptoFi? and/or the ?Company?), involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following this offering, there is no guarantee that it will continue.

      The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or blue-sky laws, and as such, are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities regulations and blue-sky laws. Although an offering statement has been filed with the Securities and Exchange Commission ("SEC"), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering through our web-based platform (the "Platform"). Any representation to the contrary is unlawful.

      No sale may be made to persons in this offering who are not "accredited investors" if the aggregate purchase price is more than 10% of the greater of such investors' annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

      Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials made available on the Platform (collectively, the "Offering Materials") or any prior or subsequent communications from the Company or any of its officers, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult his or her own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor's proposed investment.

      The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend or withdraw any portion of this offering. Further, the Company has the authority to accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

      Except as otherwise indicated, the Offering Materials speak as of the date of the most recent offering circular.
Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since said date.

      This agreement (the ?Agreement") is made as of the date set forth below by and between the undersigned ("Subscriber") and DeCryptoFi., a Delaware corporation, and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the "Offering") for sale by the Company in Shares of its common stock (the "Shares") as described in the Company's Offering Circular (the "Offering Circular")"a copy of which has been provided to Subscriber, or will immediately be provided to Subscriber. Further, a copy of the Offering Circular and all other public filings can be found via the Electronic Data Gathering Analysis and Retrieval system (?EDGAR?) database, at https://www.sec.gov/edgar.shtml. The Shares are also referred to herein as the "Securities.?



ARTICLE I SUBSCRIPTION

1.01 Subscription: Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Shares to Subscriber at a purchase price of $0.10 per Share for the total amount set forth on the Subscription Agreement Signature Page (the "Purchase Price"), subject to the Company's right to sell to Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

1.02 Delivery of Subscription Amount; Acceptance of
Subscription; Delivery of Securities: Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

   (a) Contemporaneously with the execution and delivery of this Agreement, Subscriber shall pay the purchase price for the Shares via the Company?s online web platform found at www.decryptofi.com with the instructions set forth:

   (b) Payment of the purchase price shall be received by DeCryptoFi via its online web platform at www.decryptofi.com.

   (c) This subscription shall be deemed to be complete only when this Agreement has been accepted by an authorized officer or agent of the Company. The deposit of the payment of the purchase price for clearance alone will not be deemed an acceptance of this Agreement.

(d) The Company shall have the right to reject this subscription, in whole or in part.

   (e) The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber's subscription, the part of the payment relating to such rejected portion) will be returned promptly --without interest or deduction -- if Subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or cancelled.

 	_

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

      By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants that all statements contained herein are true and complete in all material respects as of the date of each Closing Date:

2.01 Requisite Power and Authority: Such Subscriber has all necessary power andauthority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber's part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable laws of general application affecting Anti-Money Laundering (?AML?) obligations, and (b) enforcement of creditors' rights.

2.02 Investment Representations: Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber's representations contained in this Subscription Agreement.

2.03 Illiquidity and Continued Economic Risk: Subscriber acknowledges and agrees that there is no readily available public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company currently has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and thoroughly understands all of the risk factors relating to the purchase of Securities.

2.04 Accredited Investor Status or Investment Limits: Subscriber represents that either:

   (a) Subscriber is an "accredited investor"1 within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in the Subscription Agreement Signature Page hereto concerning Subscriber is true and correct; or



1 Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:
(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors;
(2) Any private business development company as defined in
section 202(a)(22) of the Investment Advisers Act of 1940;
(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

   (b) The Purchase Price of the Subscription Agreement Signature Page, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber's annual income or net worth. Subscriber represents that to the extent Subscriber has any questions with respect to its status as an accredited investor, or the application of the investment limits, Subscriber has sought professional advice.

2.05 Shareholder Information: Within 5 business days after receipt of a request from the Company, Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company's shareholders. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide relevant information to the Company as a condition of such transfer.

2.06 Company Information: Subscriber has read the Offering Circular filed with the SEC, including the section titled "Risk Factors." Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber's advisors or representatives, by the Company or others with respect to the business or prospects of the Company or its financial condition.

2.07 Valuation: Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, which may result that the Subscriber's initial investment will bear a lower valuation.

2.08 Domicile: Subscriber is domiciled in the United States and maintains such domicile (and is not a transient or temporary resident) at the address provided on the signature page.

2.09 No Brokerage Fees: There are no claims for brokerage commission, finders' fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability,loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.





(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.
(i) for purposes of calculating net worth:
(A) The person's primary residence shall not be included as an asset.
(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and
(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

DECRYPTOFI SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Shares of common stock of DeCryptoFi., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

ADDITIONAL FEES

Subscriber acknowledges that he or she will incur additional processing fees, depending on Subscriber?s payment method. The
Company is equipped to accept payment from two payment processors, Braintree and Bitpay.

Braintree?s fee structure is 2.9% + $.30 per transaction. There is also a 1% fee applied when the Subscriber?s credit card is issued outside the United States, and a $15.00 fee when someone initiates a chargeback through the Subscriber?s credit card. For ACH payments, Braintree charges a .75% per transaction fee, capped at a maximum of $5.00.

Bitpay charges a 1% fee for all transactions.

Subscriber understands that he or she shall incur the cost(s) of these fees.

Lastly, DeCryptoFi reserves the right to accept other Real
Assets not listed in exchange for shares and the subscriber agrees to pay any fees related to the Real Assets transfer of ownership.


Number of Shares Purchased: 	_ Price: $0.10 per share



Name of Subscriber:
Telephone Number:  		 Email Address:
Tax Identification Number (TIN):  		 Signature:


Full Name and Title of Authorized Signatory (if applicable):


Address for Mailing Purposes (street, city, state and zip code.
NO PO BOXES): Street:
City and State:
Zip Code: